UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 29, 2012

MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1-14094
(Commission File Number)

26255 American Drive
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 29, 2012, Meadowbrook Insurance Group, Inc. (“Meadowbrook”), a Michigan corporation, as the borrower, entered into a Credit Agreement (the “Agreement”) with JP Morgan Chase Bank, N.A., as the Administrative Agent (“Administrative Agent”), Bank of America, N.A. and KeyBank, N.A., as Syndication Agents, J.P. Morgan Securities, LLC, as the Sole Bookrunner and Sole Lead Arranger, and the other lenders party thereto.  The Agreement provides Meadowbrook with a $130.0 million credit facility, which includes a $30.0 million term loan facility (the "Term Loan Facility") and a $100.0 million revolving line of credit (the "Revolving Credit Facility").  The following is a description of certain material terms and provisions set forth in the Agreement.

Term Loan Facility.  The Term Loan Facility has a four year term with a $30.0 million borrowing limit, which, subject to certain exceptions, can be increased up to an additional $25.0 million.  The Term Loan Facility is subject to quarterly amortization of principal.

Revolving Credit Facility.   The Revolving Credit Facility carries a four year term and has a borrowing limit of $100.0 million.

Interest.   Borrowings under the Agreement bear interest at either the Alternative Base Rate (“ABR”) or the London interbank offered rate (“LIBO rate”).  ABR borrowings under the Agreement will bear interest at the greatest of (a) the Administrative Agent’s prime rate, (b) the federal funds effective rate plus 0.5%, or (c) the adjusted LIBO rate for a one-month period plus 1.0%, in each case, plus a margin that is adjusted on the basis of Meadowbrook’s consolidated leverage ratio. Eurodollar borrowings under the Agreement will bear interest at the adjusted LIBO rate for the interest period in effect plus a margin that is adjusted on the basis of Meadowbrook’s consolidated leverage ratio.

Fees.   Fees payable by Meadowbrook under the Agreement include a commitment fee on the available commitments of the lenders (a range of 0.20% and 0.30% based on Meadowbrook’s consolidated leverage ratio), a letter of credit participation fee (the margin applicable to Eurodollar borrowings), and a letter of credit fronting fee with respect to each letter of credit (0.125%).

Covenants.  The Agreement contains certain negative covenants customary for facilities of this type (subject to negotiated exceptions), including, among other things, restrictions on the Company’s ability to incur indebtedness, create liens, engage in acquisitions, engage in certain transactions with affiliates, make investments, loans, advances or guarantees, make restricted payments or engage in dispositions.

In addition, the Agreement requires Meadowbrook to maintain the following financial covenants: minimum consolidated net worth starting at $473,942,000; a risk based capital ratio of material insurance subsidiaries of 1.75 to 1.00; a maximum permitted consolidated leverage ratio (defined as consolidated indebtedness divided by consolidated total capital) of 0.35 to 1.00; a minimum consolidated fixed charge coverage ratio of 1.25 to 1.00; and a minimum financial strength rating by A.M. Best of B++.

Prepayment.  Subject to certain exceptions, the outstanding loans under the Term Loan Facility are required to be prepaid with the net proceeds of certain divestitures, equity issuances or with the net cash proceeds received from the incurrence of certain indebtedness.  The Term Loan Facility and the Revolving Credit Facility may be repaid or reduced in whole or in part at the election of the Company without premium or penalty subject to prior notice to the Administrative Agent.

In addition, the Agreement includes various (i) customary affirmative covenants and other reporting requirements and (ii) customary events of default, with grace periods where customary, including failure to pay principal when due, failure to pay interest or fees within five business days after becoming due, failure to comply with covenants, breaches of representations and warranties, default under certain other indebtedness, certain insolvency or receivership events affecting the Company and its subsidiaries, the occurrence of certain material judgments rendered against the Company, or a change in control of the Company. Upon the occurrence and during the continuation of an event of default, the Administrative Agent, upon the request of the requisite percentage of lenders, will terminate the obligations of the lenders to make loans and issue letters of credit under the Agreement, declare the Company’s obligations under the Agreement to become immediately due and payable and/or exercise any and all remedies and other rights under the Agreement.

Certain of the lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to the Company including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The foregoing summary of the material terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by the complete terms and conditions of such agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On August 29, 2012, Meadowbrook terminated its existing $65.0 million term loan and $35.0 million revolving line of credit facility with Bank of America, N.A., the Administrative Agent and L/C Issuer, KeyBank, N.A., JPMorgan Chase Bank, N.A., and RBS Citizens, N.A., as Co-Syndication Agents, Banc of America Securities, LLC, the Sole Lead Arranger and Sole Book Manager, and the other lenders party thereto.  There was a $16.5 million outstanding balance on the term loan and a $14.5 million balance on the revolving line of credit upon termination of the existing agreement, which amounts were paid off in connection with the creation of the credit facilities established under the Agreement, as described in Item 1.01 above.  Certain material terms of the term loan and the revolving line of credit were reported in Meadowbrook’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on March 15, 2012, which disclosure is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information disclosed in Item 1.01 above is incorporated herein by reference.

***

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

a.	None.
b.	None.
c.	None.
d.	The following exhibits are hereby filed as part of this Current Report on Form 8-K:

10.1
Credit Agreement, dated August 29, 2012, between Meadowbrook Insurance Group, Inc., as the Borrower, JP Morgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and KeyBank, N.A., as Syndication Agents, and J.P. Morgan Securities, LLC, as Sole Bookrunner and Sole Lead Arranger and the lender parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2012	MEADOWBROOK INSURANCE GROUP, INC.
(Registrant)

	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
10.1
Credit Agreement, dated August 29, 2012, between Meadowbrook Insurance Group, Inc., as the Borrower, JP Morgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and KeyBank, N.A., as Syndication Agents, and J.P. Morgan Securities, LLC, as Sole Bookrunner and Sole Lead Arranger and the lender parties thereto.